UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2024

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2024, the Board of Directors (the “Board”) of NeuBase Therapeutics, Inc. (the “Company”) terminated the employment of Dietrich A. Stephan, Ph.D. as Chief Executive Officer of the Company, without cause, and appointed Todd P. Branning, who has served as the Company’s Chief Financial Officer since January 2022, as the Company’s interim Chief Executive Officer, in each case effective as of January 16, 2024. Mr. Branning will continue in his role as the Company’s Chief Financial Officer during his tenure as the Company’s interim Chief Executive Officer. Dr. Stephan is expected to continue to serve on the Board.

Mr. Branning’s compensation did not change as a result of this appointment. Biographical and additional information regarding Mr. Branning, including a discussion of Mr. Branning’s offer letter and indemnification agreement with the Company, is contained in and incorporated herein by reference from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 11, 2023. There are no family relationships between Mr. Branning and any director or executive officer of the Company, there are no arrangements or understandings with any other persons pursuant to which Mr. Branning was appointed as the Company’s interim Chief Executive Officer, and there are no other transactions to which the Company is or was a participant and in which Mr. Branning has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: January 17, 2024	By:	/s/ Todd P. Branning
Todd P. Branning
Interim Chief Executive Officer and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)